UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2025 (April 17, 2025)

QUEST PATENT RESEARCH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	33-18099-NY	11-2873662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Theodore Fremd Ave., Suite 206S, Rye, NY	10580-1411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 743-7577

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On April 11, 2025, Quest Patent Research Corporation (the “Company”) and its newly-formed wholly-owned subsidiary, MR Licensing LLC, a Texas limited liability company (“MR”), entered into a series of agreements, all dated April 11, 2025, with QPRC Corporate Finance Alpha LLC and QPRC Corporate Finance Bravo LLC, both of which are not affiliated with the Company and who are collectively referred to as “QPRC Finance.” The agreements are (i) a prepaid forward purchase agreement (the “Purchase Agreement”), (iii) a security agreement (the “Security Agreement”), (iii) a patent security agreement (the “Patent Security Agreement”), (iv) an intercreditor agreement and subordination agreement (the “Subordination Agreement”) among the Company, MR, other subsidiaries of the Company and Intelligent Partners LLC (“Intelligent Partners”), (v) an irrevocable letter of instructions to Fabricant LLP, the law firm that is to represent MR in the litigation relating to the monetization of the patents to be purchased with the proceeds of the financing from QPRC Finance (the “Law Firm”) as to the disposition of any funds generated from the proceeds of the financing, (the “Letter of Instructions”), (vi) a waterfall agreement among the Company, MR, QPRC Finance and the Law Firm as to allocation of proceeds of such monetization (the “Waterfall Agreement” and, together with the Purchase Agreement, the Security Agreement, the Patent Security Agreement, the Subordination Agreement and the Letter of Instructions, the “Investment Documents”). On April 17, 2025, Intelligent Partners executed the Subordination Agreement, which was a condition to the obligations of QPRC Finance to advance any funding to the Company and MR.

The descriptions of the Investment Documents in this Form 8-K are summaries and are qualified in their entirety by reference to the Investment Documents, which are filed as an exhibit to this Form 8-K.

Pursuant to the Purchase Agreement, QPRC Finance agreed to make available to the Company a financing facility of: (a) up to $3,000,000 for operating expenses, of which up to $1,500,000 may be provided during the year commencing on the date of the Purchase Agreement and up to $1,500,000 may be provided in the following year; (b) up to $9,000,000 to fund the purchase by MR of certain patent assets from Monterey Research LLC (“Monterey”) pursuant to the agreement between MR and Monterey (the “Monterey Agreement”) and (c) up to $7,500,000 for patent enforcement costs, including legal fees subject to budget limitations to be agreed upon. In return, the Company transferred to QPRC Finance the right to receive a portion of net proceeds generated from the monetization of those patents.

On April 18, 2025, MD took down $9,000,000 of proceeds from the QPRC Finance financing to purchase the patent portfolio from Monterey, which consisted of more than 2,500 United States patents, foreign patents and patent applications, pursuant to the Monterey Agreement. These patents relate to data storage device security and semiconductor circuitry. The payment was made directly from QPRC Finance to Monterey in accordance with instructions from the Company and MR. The Company also requested $750,000 for operating expenses, which as of the date of this report, has not been granted.

Pursuant to the Security Agreement, the Company’s and MR’s obligations under the Purchase Agreement with QPRC Finance are secured by: (a) the value of anything received from the monetization of the intellectual property rights covered by the Security Agreement; (b) the patents acquired pursuant to the Monterey Agreement and any other patents acquired by the Company, MR or their affiliates subsequent to the date of the purchase agreement wholly or partially with funds provided by QPRC Finance; (c) all general intangibles now or hereafter arising from or related to the foregoing (a) and (b); and (d) proceeds (including, without limitation, cash proceeds and insurance proceeds) and products of the foregoing (a)-(c).

Pursuant to the Patent Security Agreement, the Company and MR granted QPRC Finance a first priority continuing security interest in and lien upon patents covered by the Security Agreement. The Patent Security Agreement is the instrument that is filed with the United States Patent and Trademark Office and other government agencies to perfect QPRC Finance’s security interest in such Collateral.

Pursuant to the Purchase Agreement, the Company and MR transferred to QPRC Finance the right to receive a portion of net proceeds generated from the monetization of those patents covered by the Security Agreement, during which time the Company and MR do not receive any portion of the net proceeds. The Waterfall Agreement sets forth the details of the order of payment. Pursuant to the Waterfall Agreement, (i) 100% of the net proceeds is paid to QPRC Finance until QPRC Finance has received its initial recovery amount; (ii) 90% of the net proceeds are distributed to QPRC Finance and 10% to the Company and MR until QPRC Finance has received an amount determined pursuant to the Purchase Agreement, and (iii) any net proceeds remaining after the foregoing distributions are paid to the Company and MR and the Law Firm in accordance with the Waterfall Agreement, in view of the plan to pay the Law Firm pursuant to a budget from the distribution allocated to patent enforcement costs. Any contingent payments due Monterey in addition to the $9,000,000 paid from the initial distribution from QPRC Finance shall be paid from the funds paid to the Company and MR pursuant to the Waterfall Agreement. Except in an Event of Default, as defined therein, all payment obligations by the Company and MR to QPRC Finance pursuant to the Purchase Agreement are non-recourse and shall be paid only from net proceeds from monetization, if any, of the patent rights owned or acquired by the Company or MR utilizing the QPRC Finance facility.

Events of Default include any breach of the Investment Documents, including non-payment, material misrepresentation, security interest compromise, the Company’s insolvency, criminal indictment or felony conviction of one or the Company’s officers or directors, the Company’s current chief executive no longer serving as its chief executive or as a director, a material breach of the Company’s retention agreement with counsel, the Company or any of its affiliates breaches any other present or future agreement with QPRC Finance or any of its affiliates, which include QPRC Finance LLC and QPRC Finance III LLC, and the occurrence of any Event of Default under the Restructure Agreement with Intelligent Partners. In addition to all rights and remedies available under law and the Investment Documents, upon and Event of Default, QPRC Finance may: (i) declare the Investment Return immediately due and payable, (ii) except in the event of the Company’s or MR’s insolvency, declare an amount equal to the greater of the aggregate amount of the purchase price payments made pursuant to the Purchase Agreement plus interest at the prime or the net proceeds received prior to the date of such termination immediately due and payable.

Under the Purchase Agreement, QPRC Finance may terminate capital advances other than in an Event of Default by giving written notice to the Company in which case QPRC Finance’s interest in net proceeds shall be an amount equal to the greater of (i) the capital advanced to the Company plus interest at the prime rate, on the one hand, and (ii) net proceeds received by QPRC Finance prior to the date of such termination.

Pursuant to the Subordination Agreement, the Company, MR, other subsidiaries of the Company and Intelligent Partner agreed to the priority of the Company’s and MR’s obligations to QPRC Finance.

Pursuant to the Monterey Agreement, MR purchased a patent portfolio from Monterey for a purchase price of $9,000,000, which was paid from an advance from QPRC Finance. The agreement provides that after MR has received an amount equal to 200% of the sum of the purchase price plus other money deployed to the monetization of the assigned patents, the next $7,000,000 is paid to Monterey and thereafter Monterey received 20% of net licensing revenues.

As previously disclosed, in connection with the February 19, 2021 restructure agreement with Intelligent Partners, the Company entered into a board observation rights agreement with Intelligent Partners. On April 17, 2025, at or about the time of Intelligent Partners’ execution of the Subordination Agreement, Intelligent Partners notified the Company that it plans to exercise its rights under the board observation rights agreement.

Item 9.01. Financial Statements and Exhibits

Exhibits.

Number	Description
99.1*	Prepaid forward purchase agreement dated April 11, 2025, by and among the Company, MR Licensing LLC (“MR”), QPRC Corporate Finance Alpha LLC and QPRC Corporate Finance Bravo LLC (collectively, “QPRC Finance”), including as exhibits, the Security Agreement between the Company, MR and QPRC Finance, the Patent Security Agreement between the Company, MR and QPRC Finance, the Irrevocable Letter of Instructions from the Company and MR; and the Waterfall Agreement among the Company, MR, QPRC Finance and Fabricant LLP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain confidential information has been deleted from this Exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST PATENT RESEARCH CORPORATION
(Registrant)

Date: April 23, 2025	By:	/s/ Jon C. Scahill
Jon C. Scahill
		Title:	Chief Executive Officer

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